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                                                                       EXHIBIT 5


                               HALE AND DORR LLP
                                60 State Street
                          Boston, Massachusetts  02109


Open Market, Inc.                                                 August 6, 1998
One Wayside Road
Burlington, MA  01803

Ladies and Gentlemen:

  We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration for resale of (i) an aggregate of 1,338,913 shares of Common Stock, $0.001 par value per share (the "Initial Shares"), (ii) an aggregate of 267,782 shares of Common Stock issuable upon the exercise of certain warrants (the "Warrant Shares") and
(iii) an aggregate of 334,728 shares of Common Stock that may be acquired in the event of a decline in the closing bid price of the Common Stock (the "Adjustment Shares"), of Open Market, Inc., a Delaware corporation (the "Company").

  We have examined the Certificate of Incorporation and By-laws of the Company and all amendments thereto and have examined and relied on the originals or copies certified to our satisfaction of such records of meetings, written actions in lieu of meetings or resolutions adopted at meetings of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

  In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and (iii) the authenticity of the originals of the latter documents.

  Based upon and subject to the foregoing, we are of the opinion that (i) the Initial Shares have been duly and validly authorized and issued and are fully paid and non-assessable and (ii) the Warrant Shares and the Adjustment Shares have been duly and validly authorized and when issued upon exercise of the warrants or in the event of decline in the closing bid price of the Common Stock of the Company, will be validly issued fully paid and non-assessable.

  We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Hale and Dorr LLP

                                    Hale and Dorr LLP